Exhibit 99.1
For More Information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports fiscal 2010 second quarter results
MILWAUKEE (February 19, 2010)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, reports sales and earnings for its fiscal 2010 second quarter ended January 31, 2010.
Sales for the quarter were up 11.0 percent to $295.8 million compared to $266.4 million in the second quarter of fiscal 2009. Organic sales were up 2.9 percent, acquisitions contributed 0.9 percent to sales, and the impact of foreign currency translation improved sales by 7.2 percent. By segment, organic sales declined 4.3 percent in the Americas, 1.6 percent in Europe and were up 25.7 percent in the Asia-Pacific region.
Net income for the quarter was $15.0 million compared to a net loss of $4.2 million in the fiscal 2009 second quarter. Excluding restructuring charges, net income in the quarter was up 79.4 percent from $9.8 million in the fiscal 2009 second quarter to $17.6 million this quarter. Earnings per diluted Class A Common share were $0.28 in the quarter compared to a net loss of $0.08 per share in the fiscal 2009 second quarter. 2010 results include after-tax restructuring charges of $2.6 million or $0.05 per diluted share; 2009 results include after-tax restructuring charges of $14.0 million or $0.27 per diluted share.
Sales for the six months ended January 31, 2010 were $614.3 million compared to $644.8 million in the same period last year. Net income for the first six months of fiscal 2010 was $36.7 million compared to $33.0 million in the same period in fiscal 2009. For the six-month period, earnings per diluted Class A Common share were $0.69 compared to $0.62 in the prior year. Results include after-tax restructuring charges of $5.2 million or $0.10 per diluted share for the six-month period ended January 31, 2010 and $15.2 million or $0.29 per diluted share for the six month period ended January 31, 2009. Excluding the after-tax impact of restructuring charges, six-month earnings per diluted share were $0.79, compared to $0.91 in the first-half of fiscal 2009.
“I’m encouraged to see our quarterly organic sales improve on a year-over-year basis, fueled by growth in our Asia-Pacific business. I’m also pleased with the continued improvement in our gross margin. However, we remain cautious about the stability of the global economy and we continue our vigilance on cost controls while continuing to strategically invest in our future,” said Frank M. Jaehnert, Brady’s President and Chief Executive Officer.
“Our cash position remains strong at $206 million, and our balance sheet continues to provide us flexibility to take advantage of opportunities for future investments, including new product development, other core growth initiatives and acquisitions,” said Brady Chief Financial Officer, Thomas J. Felmer. “We are reiterating our guidance range for net income of $85 to $95 million and earnings per diluted share of $1.60 to $1.80, excluding pretax restructuring charges of $15 million and $0.20 per diluted share.”
A webcast regarding fiscal 2010 second quarter results will be available at www.investor.bradycorp.com beginning at 9:30 a.m. Central Standard Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Its products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 500,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs about 7,000 people at operations in the Americas, Europe and Asia/Pacific. Brady’s fiscal 2009 sales were approximately $1.2 billion.
More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to attract and retain key talent; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2009. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended January 31,			Six Months Ended January 31,
			Percentage			Percentage
	2010	2009	Change	2010	2009	Change
Net sales	$295,829	266,449	11.0%	$614,315	644,766	-4.7%
Cost of products sold	148,911	140,307	6.1%	309,955	337,478	-8.2%

Gross margin	146,918	126,142	16.5%	304,360	307,288	-1.0%

Operating expenses:
Research and development	10,632	8,503	25.0%	20,241	17,559	15.3%
Selling, general and administrative	108,735	93,613	16.2%	217,411	207,870	4.6%
Restructuring charge	3,649	19,408	—	7,250	21,047	—

Total operating expenses	123,016	121,524	1.2%	244,902	246,476	-0.6%

Operating income	23,902	4,618	417.6%	59,458	60,812	-2.2%

Other income and (expense):
Investment and other income (expense)	1,104	(1,698)	165.0%	1,153	154	648.7%
Interest expense	(5,163)	(6,314)	18.2%	(10,325)	(12,675)	18.5%

Income (loss) before income taxes	19,843	(3,394)	684.6%	50,286	48,291	4.1%

Income taxes	4,842	756	540.5%	13,617	15,331	-11.2%

Net income (loss)	$15,001	(4,150)	461.5%	$36,669	32,960	11.3%

Per Class A Nonvoting Common Share:
Basic net income (loss)	$0.29	$(0.08)	462.5%	$0.70	$0.62	12.9%
Diluted net income (loss)	$0.28	$(0.08)	450.0%	$0.69	$0.62	11.3%
Dividends	$0.175	$0.17	2.9%	$0.35	$0.34	2.9%

Per Class B Voting Common Share:
Basic net income (loss)	$0.29	$(0.08)	462.5%	$0.68	$0.61	11.5%
Diluted net income (loss)	$0.28	$(0.08)	450.0%	$0.67	$0.60	11.7%
Dividends	$0.175	$0.17	2.9%	$0.33	$0.32	4.1%

Weighted average common shares outstanding (in Thousands):
Basic	52,370	52,350		52,354	52,821
Diluted	53,096	52,350		53,020	53,144

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)	(Unaudited)
	January 31, 2010	July 31, 2009

ASSETS

Current assets:
Cash and cash equivalents	$205,584	$188,156
Accounts receivable, less allowance for losses ($8,065 and $7,931, respectively)	203,375	191,189
Inventories:
Finished products	54,003	53,244
Work-in-process	16,729	13,159
Raw materials and supplies	26,611	27,405

Total inventories	97,343	93,808
Prepaid expenses and other current assets	37,501	36,274

Total current assets	543,803	509,427

Other assets:
Goodwill	767,692	751,173
Other intangible assets, net	111,388	115,754
Deferred income taxes	38,141	36,374
Other	22,783	18,551

Property, plant and equipment:
Cost:
Land	6,334	6,335
Buildings and improvements	99,188	96,968
Machinery and equipment	287,434	283,301
Construction in progress	11,371	7,869

	404,327	394,473

Less accumulated depreciation	253,269	242,485

Property, plant and equipment — net	151,058	151,988

Total	$1,634,865	$1,583,267

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$82,008	$83,793
Wages and amounts withheld from employees	50,279	36,313
Taxes, other than income taxes	6,818	6,262
Accrued income taxes	8,737	5,964
Other current liabilities	46,877	45,247
Current maturities on long-term debt	44,893	44,893

Total current liabilities	239,612	222,472

Long-term obligations, less current maturities	346,457	346,457

Other liabilities	66,513	63,246

Total liabilities	652,582	632,175

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,856,512 and 48,780,560 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	302,374	298,466
Income retained in the business	691,667	673,342
Treasury stock — 2,194,975 and 2,270,927 shares, respectively of Class A nonvoting common stock, at cost	(67,504)	(69,823)
Accumulated other comprehensive income	58,709	53,051
Other	(3,511)	(4,492)

Total stockholders’ investment	982,283	951,092

Total	$1,634,865	$1,583,267

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Six Months Ended
	January 31,
	2010	2009
Operating activities:
Net income	$36,669	$32,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,366	27,193
Non-cash portion of restructuring charges	1,420	1,916
Non-cash portion of stock-based compensation expense	5,156	4,244
Deferred income taxes	(4,398)	515
Other	(174)	759
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(10,300)	42,156
Inventories	(1,891)	(548)
Prepaid expenses and other assets	(1,585)	(3,648)
Accounts payable and accrued liabilities	13,229	(64,413)
Income taxes	2,670	(17,428)
Other liabilities	(129)	(1,689)

Net cash provided by operating activities	68,033	22,017

Investing activities:
Acquisition of businesses, net of cash acquired	(20,299)	—
Purchase price adjustment	—	3,514
Payments of contingent consideration	—	(1,405)
Purchases of property, plant and equipment	(14,974)	(12,948)
Other	(570)	1,998

Net cash used in investing activities	(35,843)	(8,841)

Financing activities:
Payment of dividends	(18,344)	(17,985)
Proceeds from issuance of common stock	1,672	1,284
Principal payments on debt	—	(2)
Purchase of treasury stock	—	(40,267)
Income tax benefit from the exercise of stock options and deferred compensation distribution	380	847

Net cash used in financing activities	(16,292)	(56,123)

Effect of exchange rate changes on cash	1,530	(30,317)

Net increase (decrease) in cash and cash equivalents	17,428	(73,264)
Cash and cash equivalents, beginning of period	188,156	258,355

Cash and cash equivalents, end of period	$205,584	$185,091

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$10,313	$12,563
Income taxes, net of refunds	10,817	27,384
Acquisitions:
Fair value of assets acquired, net of cash	$8,829	$—
Liabilities assumed	(2,678)	—
Goodwill	14,148	—

Net cash paid for acquisitions	$20,299	$—

Information by regional segment for the three and six months ended January 31, 2010 and 2009 is as follows:

					Corporate and
(in thousands)	Americas	Europe	Asia-Pacific	Total Region	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
January 31, 2010	$121,603	$96,614	$77,612	$295,829	—	$295,829
January 31, 2009	$122,970	$87,201	$56,278	$266,449	—	$266,449

Six months ended:
January 31, 2010	$257,842	$190,949	$165,524	$614,315	—	$614,315
January 31, 2009	$283,886	$195,416	$165,464	$644,766	—	$644,766

SALES GROWTH INFORMATION
Three months ended January 31, 2010:
Base	-4.3%	-1.6%	25.7%	2.9%	—	2.9%
Currency	2.6%	10.4%	12.2%	7.2%	—	7.2%
Acquisitions	0.6%	2.0%	0.0%	0.9%	—	0.9%

Total	-1.1%	10.8%	37.9%	11.0%	—	11.0%

Six months ended January 31, 2010:
Base	-10.5%	-7.5%	-4.7%	-8.1%	—	-8.1%
Currency	1.1%	4.2%	4.7%	3.0%	—	3.0%
Acquisitions	0.2%	1.0%	0.0%	0.4%	—	0.4%

Total	-9.2%	-2.3%	0.0%	-4.7%	—	-4.7%

SEGMENT PROFIT
Three months ended:
January 31, 2010	$23,546	$25,947	$10,687	$60,180	($3,683)	$56,497
January 31, 2009	$22,041	$22,945	$4,122	$49,108	($2,607)	$46,501
Percentage increase (decrease)	6.8%	13.1%	159.3%	22.5%	41.3%	21.5%

Six months ended:
January 31, 2010	$56,347	$50,809	$25,814	$132,970	($6,603)	$126,367
January 31, 2009	$57,564	$54,084	$26,523	$138,171	($4,914)	$133,257
Percentage increase (decrease)	-2.1%	-6.1%	-2.7%	-3.8%	34.4%	-5.2%
NET INCOME (LOSS) RECONCILIATION (in thousands)

	Three months ended:		Six months ended:
	January 31, 2010	January 31, 2009	January 31, 2010	January 31, 2009
Total profit for reportable segments	$60,180	$49,108	$132,970	$138,171
Corporate and eliminations	(3,683)	(2,607)	($6,603)	(4,914)
Unallocated amounts:
Administrative costs	(28,946)	(22,475)	(59,659)	(51,398)
Restructuring charge	(3,649)	(19,408)	(7,250)	(21,047)
Investment and other income (expense)	1,104	(1,698)	1,153	154
Interest expense	(5,163)	(6,314)	(10,325)	(12,675)

Income (loss) before income taxes	19,843	(3,394)	50,286	48,291
Income taxes	(4,842)	(756)	(13,617)	(15,331)

Net income (loss)	$15,001	$(4,150)	$36,669	$32,960

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$21,668	$15,001			$36,669
Interest expense	5,162	5,163			10,325
Income taxes	8,775	4,842			13,617
Depreciation and amortization	13,817	13,549			27,366

EBITDA (non-GAAP measure)	$49,422	$38,555	$—	$—	$87,977

	Fiscal 2009
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income (loss)	$37,110	$(4,150)			$32,960
Interest expense	6,361	6,314			12,675
Income taxes	14,575	756			15,331
Depreciation and amortization	13,712	13,481			27,193

EBITDA (non-GAAP measure)	$71,758	$16,401	$—	$—	$88,159

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.